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                                                                Exhibit No. 8(b)

                              CUSTODIAN AGREEMENT



     AGREEMENT made this 1st day of April, 1987, between PAINEWEBBER SERIES TRUST ("Fund") and Brown Brothers Harriman & Co. ("Custodian").

     WITNESSETH: That in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1. The Fund is a Massachusetts business trust registered as an open-end management investment company under the Investment Company Act of 1940, as amended, and intends to offer for sale series of shares of beneficial interest, including PaineWebber Global Growth Portfolio, each corresponding to a separate portfolio. The Fund hereby employs and appoints the Custodian as a custodian for Global Growth Portfolio ("Portfolio") for the term and subject to the provisions of this Agreement. The Custodian shall not be under any duty or obligation to require the Portfolio to deliver to it any securities or funds owned by the Portfolio and shall have no responsibility or liability for or on account of securities or funds not so delivered. The Fund will deposit with the Custodian copies of the Declaration of Trust and By-Laws (or comparable documents) of the Fund and all amendments thereto, and copies of such votes and other proceedings of the Fund or the Portfolio as may be necessary for or convenient to the Custodian in the performance of its duties.

     2. Except for securities and funds held by any Subcustodian appointed pursuant to the provisions of Section 3 hereof ("Subcustodian"), the Custodian shall have and perform the following powers and duties:
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     A.  Safekeeping - To keep safely the securities and other assets of the
         -----------
Portfolio that have been delivered to the Custodian and, on behalf of the Portfolio, from time to time to receive delivery of securities and other assets for safekeeping.

     B.   Manner of Holding Securities - To hold securities of the Portfolio (1)
          ----------------------------
by physical possession of the share certificates or other instruments representing such securities in registered or bearer form, or (2) in book-entry form by a Securities System (as said term is defined in Section 2S and in accordance with the provisions thereof).

     C.  Registered Name; Nominee - To hold registered securities of the
         ------------------------
Portfolio (1) in the name of the Custodian or the Portfolio or any nominee thereof, or in the name of any agent appointed pursuant to Section 6E ("Agent") or any nominee thereof, or (2) in street certificate form, so-called, and in any case with or without any indication of fiduciary capacity, provided, securities are held in an account of the Custodian containing only assets of the Portfolio or only assets held as fiduciary or custodian for customers.

     D.  Purchases - Upon receipt of Proper Instructions, as defined in Section
         ---------
2V, and insofar as funds are available for the purpose, to pay for and receive securities purchased for the account of the Portfolio, payment being made only upon receipt of the securities (1) by the Custodian, (2) by a clearing corporation of a national securities exchange of which the custodian is a member, or (3) by a Securities System. However, (i) in the case of repurchase agreements entered into by the Portfolio, the Custodian (as well as a Subcustodian or an Agent) may release funds to a Securities System prior to the receipt of advice from the Securities System that the securities underlying such repurchase agreement have been transferred by book entry into the Account (as defined in Section 2S) of the Custodian (or such Subcustodian or Agent) maintained with such Securities System, provided that the Custodian's instructions to the Securities System require that the Securities System may make payment of such funds to the other party to the repurchase agreement only upon transfer by book entry into the Account of the securities underlying the repurchase agreement, and (ii) in the case of time deposits, call account deposits, currency deposits, and other deposits, contracts or options or foreign exchange transactions pursuant to Sections 2K, 2L and 2M, the Custodian may make payment therefor before receipt of an advice or confirmation evidencing said deposit or entry into such transaction.

     E.  Exchanges - Upon receipt of Proper Instructions, to exchange securities
         ---------
held by it for the account of the Portfolio for other securities in connection with any reorganization, recapitalization, split-up of shares, change of par value, conversion or other event relating to the securities or the issuer of such securities, and to deposit any such securities in accordance with the terms of any reorganization or protective plan. Without Proper Instructions, the Custodian may surrender securities in temporary form for definitive securities, may surrender securities for transfer into a name or nominee name as permitted in Section 2C, and may surrender securities for a different number of certificates or instruments representing the same number of shares or same principal amount of indebtedness, provided the securities to be issued are to be delivered to the Custodian.

     F.  Sales of Securities - Upon receipt of Proper Instructions, to make
         -------------------
delivery of securities which have been sold for the account of the Portfolio, but only against payment therefor (1) in cash, by a certified check, bank cashier's check, bank credit, or bank wire transfer, (2) by credit to the account of the Custodian with a clearing corporation of a national securities exchange of which the Custodian is a member, or (3) by credit to the account of the Custodian or an Agent of the Custodian with a Securities System in accordance with the provisions of Section 2S.

     G.  Depositary Receipts - Upon receipt of Proper Instructions, to instruct
         -------------------
a Subcustodian or an Agent to surrender securities to the depositary used by an issuer of American Depositary Receipts or International Depositary Receipts (hereinafter collectively referred to as "ADRs") for such securities against a written receipt therefor adequately describing such securities and written evidence satisfactory to the Subcustodian or Agent that the depositary has acknowledged receipt of instructions to issue with respect to such securities ADRs in the name of the Custodian, or a nominee of the Custodian, for delivery to the Custodian in Boston, Massachusetts, or at such other place as the Custodian may from time to time designate.

     Upon receipt of Proper Instructions, to surrender ADRs to the issuer thereof against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the Custodian that the issuer of the ADRs has acknowledged receipt of instructions to cause its depositary to deliver the securities underlying such ADRs to a Subcustodian or an Agent.

     H.  Exercise of Rights; Tender Offers - Upon timely receipt of Proper
         ---------------------------------
Instructions, to deliver to the issuer or trustee thereof, or to the agent of either, warrants, puts, calls, rights or similar securities for the purpose of being exercised or sold, provided that the new securities and cash, if any, acquired by such action are to be delivered to the Custodian, and, upon receipt of Proper Instructions, to deposit securities upon invitations for tenders of securities, provided that the consideration is to be paid or delivered or the tendered securities are to be returned to the Custodian.

     I.  Stock Dividends, Rights, Etc. - To receive and collect all stock
         ----------------------------
dividends, rights and other items of like nature; and to deal with the same pursuant to Proper Instructions relative thereto.

     J.  Borrowings - Upon receipt of Proper Instructions, to deliver securities
         ----------
of the Portfolio to lenders or their agents as collateral for borrowings effected by the Portfolio, provided that such borrowed money is payable to or upon the Custodian's order as Custodian for the Portfolio.

     K.  Demand Deposit Bank Accounts - To open and maintain an account or
         ----------------------------
accounts in the name of the Portfolio on the Custodian's books subject only to draft or order by the Custodian. All funds received by the Custodian from or for the account of the Portfolio shall be deposited in said account(s). The responsibilities of the Custodian to the Portfolio for deposits accepted on the Custodian's books shall be that of a U.S. bank for a similar deposit.

     If and when authorized by Proper Instructions, the Custodian may open and operate an additional account(s) in such other banks or trust companies as may be designated by the Fund in such instructions (any such bank or trust company so designated by the Fund being referred to hereafter as a "Banking Institution"), provided that such account(s) (hereinafter collectively referred to as "demand deposit bank accounts") shall be in the name of the Custodian for account of the Portfolio and subject only to the Custodian's draft or order. Such demand deposit bank accounts may be opened with Banking Institutions in the United States and in other countries and may be denominated in either U.S. Dollars or other currencies as the Fund may determine. All such deposits shall be deemed to be portfolio securities of the Portfolio and accordingly the responsibility of the Custodian therefor shall be the same as and no greater than the Custodian's responsibility in respect of other portfolio securities of the Portfolio.

     L.  Interest Bearing Call or Time Deposits - To place interest bearing
         --------------------------------------
fixed term and call deposits with such banks and in such amounts for the account of the Portfolio as the Fund may authorize pursuant to Proper Instructions. Such deposits may be placed with the Custodian or with Subcustodians or other Banking Institutions as the Fund may determine. Deposits may be denominated in U.S. Dollars or other currencies. The Custodian shall include in its records with respect to the assets of the Portfolio appropriate notation as to the amount and currency of each such deposit, the accepting Banking Institution and other appropriate details, and shall retain such forms of advice or receipt evidencing the deposit, if any, as may be forwarded to the Custodian by the Banking Institution. Such deposits, other than those placed with the Custodian, shall be deemed portfolio securities of the Portfolio and the responsibilities of the Custodian therefor shall be the same as those for demand deposit bank accounts placed with other banks, as described in Section K of this Agreement. The responsibility of the Custodian for such deposits accepted on the Custodian's books shall be that of a U.S. bank for a similar deposit.

     M.  Foreign Exchange Transactions - Pursuant to Proper Instructions, to
         -----------------------------
enter into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf and for the account of the Portfolio. Such transactions may be undertaken by the Custodian with such Banking Institutions, including the Custodian and Subcustodian(s) as principals, as approved and authorized by the Fund. Foreign exchange contracts and options other than those executed with the Custodian, shall be deemed to be portfolio securities of the Portfolio and the responsibilities of the Custodian therefor shall be the same as those for demand deposit bank accounts placed with other banks as described in Section K of this Agreement.

     N.  Stock Loans - Upon receipt of Proper Instructions, to deliver
         -----------
securities of the Portfolio, in connection with loans of securities by the Portfolio, to the borrower thereof prior to receipt of the collateral, if any, for such borrowing, provided that for stock loans secured by cash collateral the Custodian's instructions to the Securities System require that the Securities System may deliver the securities to the borrower thereof only upon receipt of the collateral for such borrowing.

     O.  Collections - To collect, receive and deposit in said account or
         -----------
accounts all income and other payments with respect to the securities held hereunder, and to execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Portfolio or in connection with transfer of securities, and pursuant to Proper Instructions, with respect to collection or receipt of funds or transfer of securities which involve an investment decision, to take all other necessary or proper actions.

     P.  Dividends, Distributions and Redemptions - Upon receipt of Proper
         ----------------------------------------
Instructions from the Fund, or upon receipt of instructions from the Fund's transfer agent, dividend disbursing agent, shareholder servicing agent or agent with comparable duties (the "Shareholder Servicing Agent") (given by such person or persons and in such manner on behalf of the Shareholder Servicing Agent as the Fund shall have authorized), the Custodian shall release funds or securities to the Shareholder Servicing Agent or otherwise apply funds or securities, insofar as available, for the payment of dividends or other distributions to Portfolio shareholders. Upon receipt of Proper Instructions from the Fund, or upon receipt of instructions from the Shareholder Servicing Agent (given by such person or persons and in such manner on behalf of the Shareholder Servicing Agent as the Fund shall have authorized), the Custodian shall release funds or securities, insofar as available, to the Shareholder Servicing Agent or as such Agent shall otherwise instruct for payment to Portfolio shareholders who have delivered to such Agent a request for repurchase or redemption of their shares of the Portfolio.

     Q.  Proxies, Notices, Etc. - Promptly to deliver or mail to the Fund all
         ----------------------
forms of proxies and all notices of meetings and any other notices or announcements affecting or relating to securities owned by the Portfolio that are received by the Custodian, and upon receipt of Proper Instructions, to execute and deliver or cause its nominee to execute and deliver such proxies or other authorizations as may be required. Neither the Custodian nor its nominee shall vote upon any of such securities or execute any proxy to vote thereon or give any consent or take any other action with respect thereto (except as otherwise herein provided) unless ordered to do so by Proper Instructions.

     R.  Nondiscretionary Details - Without the necessity of express
         ------------------------
authorization from the Fund, (1) to attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer or other dealings with securities, funds or other property of the Portfolio held by the Custodian except as otherwise directed from time to time by the Trustees of the Fund, and (2) to make payments to itself or others for minor expenses of handling securities or other similar items relating to the Custodian's duties under this Agreement, provided that all such payments shall be accounted for to the Fund.

     S.  Deposit of Portfolio Assets in Securities Systems - The Custodian may
         -------------------------------------------------
deposit and/or maintain securities owned by the Portfolio in (i) The Depository Trust Company, (ii) any book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, Subpart B of 31 CFR Part 350, or the book-entry regulations of federal agencies substantially in the form of Subpart O, or (iii) any other domestic clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 which acts as a securities depository and whose use the Fund has previously approved in writing (each of the foregoing being referred to in this Agreement as a "Securities System''). Utilization of a

Securities System shall be in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

     1) The Custodian may deposit and/or maintain Portfolio securities, either directly or through one or more Agents appointed by the Custodian (provided that any such agent shall be qualified to act as a custodian of the Fund pursuant to the Investment Company Act of 1940 and the rules and regulations thereunder), in a Securities System provided that such securities are represented in an account ("Account") of the Custodian or such Agent in the Securities System which shall not include any assets of the Custodian or Agent other than assets held as a fiduciary, custodian, or otherwise for customers;

     2) The records of the Custodian with respect to securities of the Portfolio which are maintained in a Securities System shall identify by book-entry those securities belonging to the Portfolio;

     3) The Custodian shall pay for securities purchased for the account of the Portfolio upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio. Copies of all advices from the Securities System of transfers of securities for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian or an Agent as referred to above, and be provided to the Fund at its request. The Custodian shall furnish the Fund confirmation of each transfer to or from the account of the

Portfolio in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Portfolio on the next business day;

     4) The Custodian shall provide the Fund with any report obtained by the Custodian or any Agent as referred to above on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System; and the Custodian and such Agents shall send to the Fund such reports on their own systems of internal accounting control as the Fund may reasonably request from time to time.

     5) At the written request of the Fund, the Custodian will terminate the use of any such Securities System on behalf of the Portfolio as promptly as practicable.

     T.  Other Transfers - To deliver securities, funds and other property of
         ---------------
the Portfolio to a Subcustodian or another custodian of the Portfolio; and, upon receipt of Proper Instructions, to make such other disposition of securities, funds or other property of the Portfolio in a manner other than or for purposes other than as enumerated elsewhere in this Agreement, provided that the instructions relating to such disposition shall include a statement of the purpose for which the delivery is to be made, the amount of securities to be delivered and the name of the person or persons to whom delivery is to be made.

     U.  Investment Limitations - In performing its duties generally, and more
         ----------------------
particularly in connection with the purchase, sale and exchange of securities made by or for the Portfolio, the Custodian may assume unless and until notified in writing to the contrary that Proper Instructions received by it are not in conflict with or in any way contrary to any provisions of the Fund's Declaration of Trust or By-Laws (or comparable documents) or votes or proceedings of the shareholders or Trustees of the Fund, or the Fund's Registration Statement on Form N-lA. The

Custodian shall in no event be liable to the Portfolio for any violation of any investment limitations to which the Portfolio is subject or other limitations with respect to the Fund's powers to make expenditures, encumber securities, borrow or take similar actions affecting the Portfolio.

     V.  Proper Instructions - "Proper Instructions" shall mean a tested telex
         -------------------
from the Fund or a written request, direction, instruction or certification signed or initialed on behalf of the Fund by one or more person or persons as the Board of Trustees of the Fund shall have from time to time authorized, provided, however, that no such instructions directing the delivery of securities or the payment of funds to an authorized signatory of the Fund shall be signed by such person. Those persons authorized to give Proper Instructions may be identified by the Board of Trustees by name, title or position and will include at least one officer empowered by the Board to name other individuals who are authorized to give Proper Instructions on behalf of the Portfolio. Telephonic or other oral instructions given by any one of the above persons will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. Oral instructions will be confirmed by tested telex or in writing in the manner set forth above but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral instructions. The Fund authorizes the Custodian to tape record any and all telephonic or other oral instructions given to the Custodian by or on behalf of the Fund (including any of its officers, Trustees, employees or agents) and will deliver to the Custodian a similar authorization from any investment manager or adviser or person or entity with similar responsibilities which is authorized to give Proper Instructions on behalf of the Portfolio to the Custodian. Proper Instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions.

     Proper Instructions may include communications effected directly between electro-mechanical or electronic devices or systems, in addition to tested telex, provided that the Fund and the Custodian agree to the use of such device or system.

     W.   Segregated Account - The Custodian shall upon receipt of Proper
          ------------------
Instructions establish and maintain on its books a segregated account or accounts for and on behalf of the Portfolio, into which account or accounts may be transferred cash and/or securities of the Portfolio, including securities maintained by the Custodian pursuant to Section 2S hereof, (i) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. (or any futures commission merchant registered under the Commodity Exchange Act) relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies, and (iv) as mutually agreed from time to time between the Fund and the Custodian.

     3. Securities, funds and other property of the Portfolio may be held by any Subcustodian appointed pursuant to the provisions of this Section 3. The Custodian may, at any time and from time to time, appoint any bank or trust company (meeting the requirements of a custodian or an "eligible foreign custodian" under the Investment Company Act of 1940 and the rules and regulations thereunder) to act as a Subcustodian for the Portfolio, provided that the Fund shall have approved in writing (1) any such bank or trust company and the subcustodian agreement to be entered into between such bank or trust company and the Custodian, and (2) the country or countries in which and the securities depositories, if any, through which the Subcustodian is authorized to hold securities, cash and other property of the Portfolio. Upon such approval by the Fund, the Custodian is authorized on behalf of the Portfolio to notify each Subcustodian of its appointment as such.

     Those Subcustodians and the countries where and the securities depositories through which they may hold securities, cash and other property of the Portfolio which the Fund has approved to date are set forth on Appendix A hereto. Such Appendix shall be amended from time to time as Subcustodians and/or countries and/or securities depositories are changed, added or deleted. The Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held in a country not listed on Appendix A, in order that there shall be sufficient time for the Fund's Board of Trustees to consider approval of a subcustodian in the country as required by the preceding paragraph and for the Custodian to effect the appropriate arrangements with such Subcustodian, including entry into a proposed subcustodian agreement and submission of such subcustodian agreement to the Fund's Board of Trustees for approval.

     If the Portfolio shall have invested in a security to be held in a country before the foregoing procedures have been completed, such security shall be held by such agent as the Custodian may appoint. In any event, the Custodian shall be liable to the Portfolio for the actions of such agent if and only to the extent the Custodian shall have recovered from such agent for any damages caused the Portfolio by such agent. At the request of the Fund, Custodian agrees to remove any securities held on behalf of the Portfolio by such agent, if practical, to an approved Subcustodian. Under such circumstances Custodian will collect income and respond to corporate actions on a best efforts basis.

     With respect to the securities and funds held by a Subcustodian, either directly or indirectly, including demand and interest bearing deposits, currencies or other deposits and foreign exchange contracts as referred to in Sections 2K, 2L or 2M, the Custodian shall be liable to the Portfolio if and only to the extent that such Subcustodian is liable to the Custodian and the Custodian recovers under the applicable subcustodian agreement. The Custodian shall nevertheless be liable to the Portfolio for its own negligence in transmitting any instructions received by it from the Fund for the account of the Portfolio and for its own negligence in connection with the delivery of any securities or funds held by it to any such Subcustodian.

     In the event that any Subcustodian appointed pursuant to the provisions of this Section 3 fails to perform any of its obligations under the terms and conditions of the applicable subcustodian agreement, the Custodian shall use its best efforts to cause such Subcustodian to perform such obligations. In the event that the Custodian is unable to cause such Subcustodian to perform fully its obligations thereunder, the Custodian shall forthwith upon the Fund's request terminate such Subcustodian in accordance with the termination provisions under the applicable subcustodian agreement. At the election of the Fund, it shall have the right to enforce, to the extent permitted by the subcustodian agreement and applicable law, the Custodian's rights against any such Subcustodian for loss or damage caused the Portfolio by such Subcustodian.

     The Custodian may, at any time in its discretion upon notification to the Fund, terminate any Subcustodian of the Portfolio in accordance with the termination provisions under the applicable Subcustodian Agreement, and at the written request of the Fund, the Custodian will terminate any Subcustodian in accordance with the termination provisions under the applicable Subcustodian Agreement.

     If necessary or desirable, the Custodian may appoint another subcustodian to replace a Subcustodian terminated pursuant to the foregoing provisions of this Section 3, such appointment to be made upon approval of the successor subcustodian by the Fund's Board of Trustees in accordance with the provisions of this Section 3.

     The Custodian will not amend any subcustodian agreement or agree to change or permit any changes thereunder except upon the prior written approval of the Fund.

     In the event the Custodian makes any payment to a Subcustodian under the indemnification provisions of any subcustodian agreement, no more than thirty days after written notice to the Fund of the Custodian's intention to make such payment, the Portfolio will reimburse the Custodian the amount of such payment except in respect of any negligence or misconduct of the Custodian.

     4. The Custodian may assist generally in the preparation of reports to Portfolio shareholders and others, audits of accounts, and other ministerial matters of like nature.

     5. The Fund hereby also appoints the Custodian as the Portfolio's financial agent. With respect to the appointment as financial agent, the Custodian shall have and perform the following powers and duties:

     A.  Records - To create, maintain and retain such records relating to its
         -------
activities and obligations under this Agreement as are required under the Investment Company Act of 1940 and the rules and regulations thereunder (including Section 31 thereof and Rules 31a-1 and 31a-2 thereunder) and under applicable Federal and State tax laws. All such records will be the property of the Fund and in the event of termination of this Agreement shall be delivered to the successor custodian.

     B.  Accounts - To keep books of account and render statements, including
         --------
interim monthly and complete quarterly financial statements, or copies thereof, from time to time as reasonably requested by Proper Instructions.

     C.  Access to Records - The books and records maintained by the Custodian
         -----------------
pursuant to Sections 5A and 5B shall at all times during the Custodian's regular business hours be open to inspection and audit by officers of, attorneys for and auditors employed by the Fund and by employees and agents of the Securities and Exchange Commission, provided that all such individuals shall observe all security requirements of the Custodian applicable to its own employees having access to similar records within the Custodian and such regulations as may be reasonably imposed by the Custodian.

     D.  Calculation of Net Asset Value - To compute and determine the net asset
         ------------------------------
value per share of shares of the Portfolio as of the close of business on the New York Stock Exchange on each day on which such Exchange is open, unless otherwise directed by Proper Instructions. Such computation and determination shall be made in accordance with (1) the provisions of the current effective prospectus, Declaration of Trust and By-Laws of the Fund, as they may from time to time be amended and delivered to the Custodian, (2) the votes of the Board of Trustees of the Fund at the time in force and applicable, as they may from time to time be delivered to the Custodian, and (3) Proper Instructions from such officers of the Fund or other persons as are from time to time authorized by the Board of Trustees of the Fund to give instructions with respect to computation and determination of the net asset value. On each day that the Custodian shall compute the net asset value per share of the Portfolio the Custodian shall provide the Fund with written reports which permit the Fund to verify that portfolio transactions have been recorded in accordance with the Fund's instructions.

     In computing the net asset value, the Custodian may rely upon any information furnished by Proper Instructions, including without limitation any information (1) as to accrual of liabilities of the Portfolio and as to liabilities of the Portfolio not appearing on the books of account kept by the Custodian, (2) as to the existence, status and proper treatment of Portfolio reserves, if any, authorized by the Fund, (3) as to the sources of quotations to be used in computing the net asset value, including those listed in Appendix B,
(4) as to the fair value to be assigned to any securities or other property for which price quotations are not readily available, and (5) as to the sources of information with respect to "corporate actions" affecting portfolio securities of the Portfolio, including those listed in Appendix B. (Information as to "corporate actions" shall include information as to dividends, distributions, stock splits, stock dividends, rights offerings, conversions, exchanges, recapitalizations, mergers, redemptions, calls, maturity dates and similar transactions, including the ex-dividend and record dates and the amounts or other terms thereof.)

     In like manner, the Custodian shall compute and determine the net asset value of the Portfolio as of such other times as the Board of Trustees of the Fund from time to time may reasonably request.

     Notwithstanding any other provisions of this Agreement, including Section 6C, the following provisions shall apply with respect to the Custodian's foregoing responsibilities in this Section 5D: The Custodian shall be held to the exercise of reasonable care in computing and determining net asset value as provided in this Section 5D, but shall not be held accountable or liable for any losses, damages or expenses the Portfolio or any shareholder or former shareholder of the Portfolio or any other party may suffer or incur arising from or based upon errors or delays in the determination of such net asset value unless such error or delay was due to the Custodian's negligence, gross negligence or reckless or willful misconduct in determination of such net asset value. (The parties hereto acknowledge, however, that the Custodian's causing an error or delay in the determination of net asset value does not in and of itself constitute negligence, gross negligence or reckless or willful misconduct.) In no event shall the Custodian be liable or responsible to the Portfolio, any present or former shareholder of the Portfolio or any other party for any error or delay which continued or was undetected after the date of an audit of the Portfolio performed by the certified public accountants employed by the Fund if, in the exercise of reasonable care, such accountants should have become aware of such error or delay in the course of performing such audit. The Custodian's liability for any such negligence, gross negligence or reckless or willful misconduct which results in an error in determination of such net asset value, regardless of the nature or characterization of such damages, shall be limited solely to the direct, out-of-pocket loss the Portfolio, shareholder or former shareholder shall actually incur, measured by the difference between the actual and the erroneously computed net asset value.

     Without limiting the foregoing, the Custodian shall not be held accountable or liable to the Portfolio, any shareholder or former shareholder thereof or any other person for any delays or losses, damages or expenses any of them may suffer or incur resulting from (1) errors or delays in the computation of net asset value resulting from equipment failure or interruption of power sources,
(2) the Custodian's failure to receive timely and suitable notification concerning quotations or corporate actions relating to or affecting portfolio securities of the Portfolio or (3) any errors in the computation of the net asset value based upon or arising out of quotations or information as to corporate actions if received by the Custodian either (i) from a source which the Custodian was authorized pursuant to the second paragraph of this Section 5D to rely upon or (ii) from a source which in the Custodian's reasonable judgment was as reliable a source for such quotations or information as the sources authorized pursuant to that paragraph. Nevertheless, the Custodian will use its best judgment in determining whether to verify through other sources any information it has received as to quotations or corporate actions if the Custodian believes that any such information is incorrect.

     In the event of any error or delay in the determination of such net asset value for which the Custodian may be liable, the Fund will make reasonable efforts to mitigate any loss suffered by the Portfolio or its present or former shareholders or any other party, in order to reduce the Custodian's exposure to liability, such as by taking reasonable steps to collect from any Portfolio shareholder or former shareholder who has received any overpayment upon redemption of shares such overpaid amount or to collect from any Portfolio shareholder who has underpaid upon a purchase of shares the amount of such underpayment or to reduce the number of shares issued to such shareholder.

     E.  Disbursements - Upon receipt of Proper Instructions, to pay or cause to
         -------------
be paid, insofar as funds are available for the purpose, bills, statements and other obligations of the Portfolio (including but not limited to interest charges, taxes, management fees, compensation to Fund officers and employees, and other operating expenses of the Portfolio).

     6. A. The Custodian shall not be liable for any action taken or omitted in reliance upon Proper Instructions reasonably believed by it to be genuine or upon any other written notice, request, direction, instruction, certificate or other instrument reasonably believed by it to be genuine and signed by the proper party or parties.

     The Secretary or Assistant Secretary of the Fund shall certify to the Custodian the names, signatures and scope of authority of all persons authorized to give Proper Instructions or any other such notice, request, direction, instruction, certificate or instrument on behalf of the Portfolio, the names and signatures of the officers of the Fund, the name and address of the Shareholder Servicing Agent, and any resolutions, votes, instructions or directions of the Fund's Board of Trustees or shareholders. Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and may be considered in full force and effect until receipt of a similar certificate to the contrary.

     So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement.

     The Custodian shall be entitled, at the expense of the Portfolio, to receive and act upon advice of (i) counsel regularly retained by the Custodian in respect of custodian matters, (ii) counsel for the Fund, or (iii) such other counsel as the Fund and the Custodian may agree upon, with respect to all matters, and the Custodian shall be without liability for any action reasonably taken or omitted pursuant to such advice.

     B. With respect to the portfolio securities, cash and other property of the Portfolio held by a Securities System, the Custodian shall be liable to the Portfolio only for any loss or damage to the Portfolio resulting from use of the Securities System if caused by any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from any failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage to the Portfolio of and to the extent that the Portfolio has not been made whole for any such loss or damage.

     C. Except as may otherwise be set forth in this Agreement with respect to particular matters, the Custodian shall be held only to the exercise of reasonable care and diligence in carrying out the provisions of this Agreement, provided that the Custodian shall not thereby be required to take any action which is in contravention of any applicable law. The Portfolio agrees to indemnify and hold harmless the Custodian and its nominees from all claims and liabilities (including counsel fees) incurred or assessed against it or its nominees in connection with the performance of this Agreement, except such as may arise from its or its nominee's breach of the relevant standard of conduct set forth in this Agreement. Without limiting the foregoing indemnification obligation of the Portfolio, the Portfolio agrees to indemnify the Custodian and any nominee in whose name portfolio securities or other property of the Fund is registered against any liability the Custodian or such nominee may incur by reason of taxes assessed to the Custodian or such nominee or other costs, liability or expense incurred by the Custodian or such nominee resulting directly or indirectly from the fact that portfolio securities or other property of the Portfolio is registered in the name of the Custodian or such nominee.

     It is also understood that the Custodian shall not be liable for any loss involving any securities, currencies, deposits or other property of the Portfolio, whether maintained by it, a Subcustodian, a securities depository, an agent of the Custodian or a Subcustodian, a Securities System, or a Banking Institution, or a loss arising from a foreign currency transaction or contract, resulting from a Sovereign Risk. A "Sovereign Risk" shall mean nationalization, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting the Portfolio's property; or acts of war, terrorism, insurrection or revolution; or any other similar act or event beyond the Custodian's control.

     D. The Custodian shall be entitled to receive reimbursement from the Portfolio on demand, in the manner provided in Section 7, for its cash disbursements, expenses and charges (including the fees and expenses of any Subcustodian or any Agent) in connection with this Agreement, but excluding salaries and usual overhead expenses.

     E. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is qualified to act as a custodian under the Investment Company Act of 1940, as amended, as the Custodian's agent ("Agent") to carry out such of the provisions of this Agreement as the Custodian may from time to time direct, provided, however, that the appointment of such Agent (other than an Agent appointed pursuant to the third paragraph of Section 3) shall not relieve the Custodian of any of its responsibilities under this agreement.

     F. Upon request, the Fund shall deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Subcustodian of their respective obligations under this Agreement or any applicable subcustodian agreement.

     7. The Portfolio shall pay the Custodian a custody fee based on such fee schedule as may from time to time be agreed upon in writing by the Custodian and the Fund. Such fee, together with all amounts for which the Custodian is to be reimbursed in accordance with Section 6D, shall be billed to the Fund for the account of the Portfolio in such a manner as to permit payment either by a direct cash payment to the Custodian or by placing Portfolio transactions with the Custodian resulting in an agreed-upon amount of commissions being paid to the Custodian within an agreed-upon period of time.

     8. This Agreement shall continue in full force and effect until terminated by either party by an instrument in writing delivered or mailed, postage prepaid, to the other party, such termination to take effect not sooner than seventy five (75) days after the date of such delivery or mailing. In the event of termination the Custodian shall be entitled to receive prior to delivery of the securities, funds and other property held by it all accrued fees and unreimbursed expenses the payment of which is contemplated by Sections 6D and 7, upon receipt by the Fund of a statement setting forth such fees and expenses.

     In the event of the appointment of a successor custodian, it is agreed that the funds and securities owned by the Portfolio and held by the Custodian or any Subcustodian shall be delivered to the successor custodian, and the Custodian agrees to cooperate with the Fund in execution of documents and performance of other actions necessary or desirable in order to substitute the successor custodian for the Custodian under this Agreement.

     9. The Custodian agrees that any claims by it against the Fund under this Agreement may be satisfied only from the assets of the Fund; that the person executing this Agreement has executed it on behalf of the Fund and not individually, and that the obligations of the Fund arising out of this Agreement are not binding upon such person or the Fund's shareholders individually but are binding only upon the assets and property of the Fund; and that no shareholders, trustees or officers of the Fund may be held personally liable or responsible for any obligations of the Fund arising out of this Agreement.

     This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be amended or terminated except by a statement in writing signed by the party against which enforcement of the amendment or termination is sought.

     In connection with the operation of this Agreement, the Custodian and the Fund may agree in writing from time to time on such provisions interpretative of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

     10. This instrument is executed and delivered in The Commonwealth of Massachusetts and shall be governed by and construed according to the laws of said Commonwealth.

     11. Notices and other writings delivered or mailed postage prepaid to the Fund addressed to the Fund at PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, Attention: Mutual Fund Administrator, or to such other address as the Fund may have designated to the Custodian in writing, or to the Custodian at 40 Water Street, Boston, Massachusetts 02109, Attention:
Manager, Securities Department, or to such other address as the Custodian may have designated to the Fund in writing, shall be deemed to have been properly delivered or given hereunder to the respective addressee.

     12. This Agreement shall be binding on and shall inure to the benefit of the Fund and the Custodian and their respective successors and assigns, provided that neither party hereto may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

     13. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf on the day and year first above written.

PAINEWEBBER SERIES TRUST                BROWN BROTHERS HARRIMAN & CO.


By /s/ Dianne E. O'Donnell              per pro /s/
   ------------------------------               --------------------------------